UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 2, 2022

Date of Report (Date of earliest event reported)

Kairous Acquisition Corp. Limited

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41155	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Unit 9-3, Oval Tower @ Damansara, No. 685, Jalan Damansara, 60000 Taman Tun Dr. Ismail, Kuala Lumpur, Malaysia	60000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: + 603 7733 9340

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value, one-half (1/2) of one redeemable warrant and one right entitling the holder to receive one-tenth of one ordinary share	KACLU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	KACL	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one ordinary share at an exercise price of $11.50 included as part of the units	KACLW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth of one ordinary share	KACLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As approved by its shareholders at the Annual Meeting of Shareholders on December 2, 2022 (the “Meeting”), Kairous Acquisition Corp. Limited (the “Company” or “Kairous”) entered into an amendment (the “Trust Amendment”) to the investment management trust agreement, dated December 13, 2021, with Continental Stock Transfer & Trust Company on December 7, 2022. Pursuant to the Trust Amendment, the Company has the right to extend the time to complete a business combination eight (8) times, as follows: (i) two (2) times for an additional three (3) months each time from December 16, 2022 to June 16, 2023 by depositing $360,000 to the trust account for each three-month extension, followed by (ii) six (6) times for an additional one (1) month each time from June 16, 2023 to December 16, 2023 by depositing $120,000 to the trust account for each one-month extension.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its shareholders at the Meeting on December 2, 2022, the Company filed an amended and restated memorandum and articles of association on December 7, 2022 (the “Charter Amendment”), giving the Company the right to extend the date by which it has to complete a business combination up to eight (8) times, as follows: (i) two (2) times for an additional three (3) months each time from December 16, 2022 to June 16, 2023, followed by (ii) six (6) times for an additional one (1) month each time from June 16, 2023 to December 16, 2023.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 2, 2022, the Company held the Meeting. On October 28, 2022, the record date for the Meeting, there were 10,146,143 ordinary shares of Kairous entitled to be voted at the Meeting, 74.44% of which were represented in person or by proxy.

The final results for each of the matters submitted to a vote of Company shareholders at the Meeting are as follows:

1. Charter Amendment

Shareholders approved the proposal to amend the Company’s amended and restated memorandum and articles of association, giving the Company the right to extend the date by which it has to complete a business combination a total of eight (8) times, as follows: (i) two (2) times for an additional three (3) months each time from December 16, 2022 (the “Current Termination Date”) to June 16, 2023, followed by (ii) six (6) times for an additional one (1) month each time from June 16, 2023 to December 16, 2023. The voting results were as follows:

FOR	AGAINST	ABSTAIN
6,849,717	703,698	0

2. Trust Amendment

Shareholders approved the proposal to amend the Company’s investment management trust agreement, dated December 13, 2021, by and between the Company and Continental Stock Transfer & Trust Company to allow the Company to extend the time it has to complete a business combination a total of eight (8) times, as follows: (i) two (2) times for an additional three (3) months each time from December 16, 2022 to June 16, 2023, followed by (ii) six (6) times for an additional one (1) month each time from June 16, 2023 to December 16, 2023; by depositing into the trust account $360,000 for each three-month extension and $120,000 for each one-month extension in the event the Company has not consummated a business combination by the extended termination date. The voting results were as follows:

FOR	AGAINST	ABSTAIN
6,849,717	703,698	0

3. Election of Directors

Shareholders elected all of the six nominees for directors to serve until the next annual meeting of shareholders. The voting results were as follows:

	FOR	AGAINST	ABSTAIN
Joseph Lee Moh Hon	7,305,754	0	247,661
Philip Wong Cheung Wang	7,275,058	0	278,357
Steve Hsia Hsien-Chieng	7,327,121	0	226,294
Dato Seri C. H. Leong	7,327,121	0	226,294
Ng Kim Kiat	7,275,058	0	278,357
Ang Siak Keng	7,298,371	0	255,044

As there were sufficient votes to approve the above proposals, the “Adjournment Proposal” described in the definitive proxy of Kairous, which was filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2022 was not presented to shareholders.

Item 8.01. Other Events.

In connection with the shareholders vote at the Meeting, 5,710,184 ordinary shares were tendered for redemption.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

3.1	Amended and restated memorandum and articles of association of Kairous Acquisition Corp. Limited, adopted by shareholders of the Company on December 2, 2022 and filed with the Cayman Islands Registry of Corporate Affairs on December 7, 2022
10.1	Amendment to the investment management trust agreement, dated as of December 13, 2021, with Continental Stock Transfer & Trust Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2022	Kairous Acquisition Corp. Limited

	By:	/s/ Joseph Lee Moh Hon
	Name:	Joseph Lee Moh Hon
	Title:	Chief Executive Officer